Exhibit 21.1

COREBRIDGE FINANCIAL, INC.

SUBSIDIARIES OF THE REGISTRANT

Legal Name	State or Jurisdiction of Incorporation or Organization
AGC Life Insurance Company	Missouri
AIG Asset Management (Europe) Ltd.	United Kingdom
AIG Asset Management (U.S.), LLC	Delaware
AIG Capital Services, Inc.	Delaware
AIG Global Capital Markets, LLC	Delaware
AIG Direct Insurance Services, Inc.	California
AIG Funds Services, Inc.	Delaware
AIG Global Asset Management Holdings Corp.	Delaware
AIG Global Real Estate Investment Corp.	Delaware
AIGGRE Europe Real Estate Fund I GP S.a.r.l	Luxembourg
AIGGRE U.S. Real Estate Fund I GP, LLC	Delaware
AIGGRE U.S. Real Estate Fund II GP, LLC	Delaware
AIGGRE Europe Real Estate Fund II GP S.a.r.l	Luxembourg
AIGGRE U.S. Real Estate Fund III GP, LP	Delaware
AIGGRE U.S. Real Estate Fund IV GP, LLC	Delaware
AIG Credit Management, LLC	Delaware
AIG Life Holdings, Inc.	Texas
AIG Life Limited	United Kingdom
AIG Life of Bermuda, Ltd.	Bermuda
AIG Technologies, Inc.	New Hampshire
American General Insurance Agency, Inc.	Missouri
American General Life Insurance Company	Texas
American General Life Services Company, LLC	Delaware
Eastgreen, Inc.	New Jersey
Group Risk Services Limited	United Kingdom
Laya Healthcare Limited	Ireland
Laya Services Limited	Ireland
Lilac Heights LLC	Delaware
SA Affordable Housing, LLC	Delaware
SAFG Capital LLC	Delaware
Corebridge Markets, LLC	Delaware
SAFG Technologies, LLC	New Hampshire
SunAmerica Affordable Housing Partners, Inc.	California
SunAmerica Asset Management, LLC	Delaware
The United States Life Insurance Company in the City of New York	New York
The Variable Annuity Life Insurance Company	Texas
VALIC Financial Advisors, Inc.	Texas
VALIC Retirement Services Company	Texas